Exhibit 10.31

RECEIVABLES PURCHASE AGREEMENT

This Receivables Purchase Agreement (the "Agreement") is entered into as of October __, 2006 by and between MONTEREY FINANCIAL SERVICES, INC. (MFS), a California Corporation with its address at 4095 Avenida de la Plata, Oceanside, California 92056 and MFC DEVELOPMENT CORPORATION, INC., a Delaware (USA) limited liability company ("SELLER"), with its address at 271 North Avenue, Suite 520 New Rochelle, New York 10801, with respect to the following facts:

RECITALS

A.

SELLER is in the business of providing certain products and services to various individuals from time to time and SELLER finances the cost of such products and services by entering into agreements and instruments substantially in the form of Exhibit A attached hereto (each, a "Contract" and collectively, the "Contracts") with such individuals.  SELLER’s services and/or products are described on Schedule "A" attached hereto and incorporated herein by this reference.

B.

MFS is in the business of purchasing agreements such as the Contracts in its ordinary course of business.

NOW, THEREFORE, in consideration of the above premises and of the representations, warranties and agreements contained herein, the parties hereby covenant and agree as follows:

1.

DEFINITIONS.  The following terms shall have the following meaning as used in this Agreement.

(a)

"Assignment" means an irrevocable assignment in the form of Exhibit B attached hereto, transferring and assigning to MFS all of SELLER's right, title and interest in and to a Purchased Contract, all payments and payment rights thereunder and all related guaranties and collateral therefore in a form prescribed by MFS.

(b)

“Authenticate” means (a) to sign; or (b) to execute or otherwise adopt a symbol or encrypt or similarly process a record in whole or in part, with the intent of the authenticating person to identify the person and adopt or accept a record.

(c)

"Contract" has the meaning set forth in Recital A above and must be in a form, or must be evidenced by documentation in the form identified on Exhibit A

(d)

"Contract Documentation" means such documents or other Records as identified on Exhibit A in order to complete the purchase of a Contract and to pay the Purchase Price of the Contract to SELLER including, without limitation, (i) an Assignment; (ii) documentation in the transaction which shows the Customer’s name (billing and shipping, if different), phone number, credit card number, expiration date, the date shipment was made, and the date the Customer’s credit card was successfully charged; and (iii) any Uniform Commercial Code financing statements prepared by MFS to perfect MFS's interest in the Purchased Contract.

(e)

"Customer" means an individual who enters into a Contract with SELLER.

(f)

"Default" means (i) a breach by SELLER, which has not been cured during any applicable cure period, of any representation, warranty, covenant, term or condition of this Agreement or of any other agreements to which SELLER is obligated or bound in connection with a Purchased Contract, (ii) a default by SELLER under any other agreement by and between SELLER or any affiliate thereof and MFS and any affiliate thereof which has not been cured during any applicable cure period, or (iv) a Material Adverse Change in Financial Condition with respect to SELLER.

(g)

"Defaulted Contract" has the meaning set forth in Section 5(b) hereof.

(h)

"Event of Cancellation" shall, with respect to a Contract, refer to (i) a Material Adverse Change in Financial Condition, business or operations of SELLER since the date of this Agreement or of the Customer since the date of the related Contract Documentation or (ii) the occurrence of an event which causes a representation made by the Customer, SELLER or any other party in connection with the Contract or under this Agreement to be or become false or misleading in any material respect whether or not true when made or,(iii) a breach of any term of such Contract, or of any related guaranty or credit support agreement, whether by the Customer or SELLER, including without limitation, failure of SELLER to deliver the underlying products or services to Customer or (iv) any Default; or (v) notification by a Customer to SELLER or to MFS of its intent to cancel all or any part of the Contract or (vi) if the SELLER and/or MFS is named in a lawsuit over the actions of the SELLER.

(i)

"Material Adverse Change in Financial Condition" means a significant negative change in the balance sheet or profit and loss statements of SELLER, insolvency, inability to pay debts as they mature, failure to operate as a going concern, voluntarily or involuntarily filing bankruptcy, making an assignment for the benefit of creditors, appointment of a receiver or dissolution.

(j)

"Origination Fee" means the one-time fee payable from SELLER to MFS in the amount set forth on Schedule "A," attached hereto, to cover the expenses of MFS in reviewing SELLER and this transaction including, without limitation, expenses in obtaining credit reports concerning SELLER, in obtaining a Dun and Bradstreet rating concerning SELLER, in performing any title and/or Uniform Commercial Code searches concerning SELLER and in the filing of Uniform Commercial Code financing statements.

(k)

"Purchased Contract" means a Contract which meets all of the requirements of MFS at the time it is purchased and which MFS elects, in its sole discretion, to purchase pursuant to the terms hereof.

(l)

 "Purchase Price," with respect to each  Purchased Contract, means the amount set forth on the attached Schedule "A".

(m)

"Repurchased Contract" means a Purchased Contract which has been repurchased by SELLER pursuant to the terms hereof.

(n)

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form in relation to a Contract.

(o)

"Repurchase Price" means the price at which SELLER is obligated to repurchase a Purchased Contract from MFS pursuant to this Agreement and shall be an amount equal to (i) the Purchase Price paid by MFS to SELLER less all payments attributable to principal received on such Purchased Contract; plus (ii) a Repurchase Fee in an amount set forth on Schedule "A" attached hereto.

(p)

"Reserve Amount," means the amount to be withheld by MFS from the Purchase Price for each Purchased Contract calculated as set forth on Schedule "A" attached hereto, which Reserve Amount shall be withheld and deposited in the Reserve Account as a reserve against losses incurred by MFS in relation to Defaulted Contracts as specifically provided in this Agreement.

(q)

"Reserve Account" the segregated non interest bearing subaccount in the name of SELLER established by MFS wherein all Reserve Amounts withheld by MFS from SELLER from time to time and all Reserve Amounts applied to Defaulted Contracts shall be recorded.

(r)

"Reserve Rebate" means the amount calculated pursuant to Schedule "A" attached hereto which will be paid by MFS to SELLER from time to time pursuant to Section 3(b) of this Agreement.

(s)

"Term," with respect to this Agreement, means the period of time set forth on Schedule "A" attached hereto.

2.

PURCHASE OF CONTRACTS.  Subject to the terms and conditions of this Agreement during the Term, MFS shall have the option, but not the obligation, in its sole discretion on a case by case basis, to purchase all of SELLER'S rights, (including payment rights), title and interest in and to the Contracts submitted by SELLER to MFS. With respect to Contracts in electronic form, a Contract will be deemed to be “submitted” to MFS when such Contract is listed in MFS’s data base stored on a SQL Server 2000 located in a secured room at 4095 Avenida de la Plata, Oceanside, CA 92056.  With respect to all other Contracts, a Contract will be deemed to be “submitted to MFS when such Contract is received by MFS. With respect to each Contract which SELLER wishes to submit to MFS, upon Authentication of each such Contract by a Customer and SELLER’s processing and receipt of at least one (1) payment with respect to each such Contract(s), SELLER shall provide to MFS the applicable Contract Documentation together with the notice(s) to the applicable credit card company(ies) instructing all payments to be made directly to MFS.  Upon receipt thereof, MFS shall review the Contract Documentation and shall notify SELLER whether it elects to exercise its option to purchase such Contract by delivery of written notice to SELLER within ten (10) days after MFS's receipt of the Contract Documentation. MFS's obligation to purchase any Contracts shall be conditioned upon MFS's receipt of complete Contract Documentation with respect to a submitted Contract in form and substance consistent with Exhibit A.  If such Contract Documentation is in electronic form, MFS and SELLER intend for MFS to have exclusive control over the Contract subject to the terms and limitations set forth in this Agreement.  In no event shall MFS assume or be delegated any of SELLER's duties, responsibilities, liabilities or obligations to the Customer under any Contract and SELLER shall remain liable therefore notwithstanding an assignment of a Purchased Contract to MFS.  Subject to the terms and limitations set forth in this Agreement, the parties agree that MFS shall be entitled to directly receive and retain any and all amounts due and payable under the Purchased Contracts.  All Purchased Contracts shall be sold to MFS subject to the representations, warranties, covenants, agreements, terms and conditions set forth in this Agreement, and shall be accompanied by an irrevocable assignment, substantially in the form attached hereto as Exhibit B.

3.

FUNDING OF PURCHASE PRICE; RESERVE ACCOUNT.

(a)

Provided that no Event of Cancellation has occurred with respect to a Contract that MFS has elected to purchase, MFS shall, within five (5) business days after SELLER's submission of complete Contract Documentation to MFS, pay to SELLER the Purchase Price for each Purchased Contract less (i) the Reserve Amount which shall be retained by MFS in the Reserve Account (non interest bearing) which shall not be commingled with MFS's other funds, (ii) the amount of the Origination Fee which shall be withheld by MFS from the Purchase Price of the first Contract(s) purchased hereunder until the full Origination Fee has been paid, and (iii) any Adjustment to Purchase Price, if applicable, calculated as set forth in Schedule A.

(b)

The amount on deposit in the Reserve Account shall, at all times, be at least equal to the Minimum Reserve as such term is defined in Schedule "A" attached hereto.  The Reserve Amount posted to the Reserve Account shall be pooled and aggregated for all Contracts purchased during a calendar month.  Each such monthly pooled Reserve Amount shall be held for one hundred fifty (150) days.  Within twenty (20) business days after each one hundred fifty (150) period elapses, with respect to a monthly pooled Reserve Amount, MFS shall wire to Seller 100% of the balance of such pooled Reserve Amount less the amount of deductions and offset specifically provided for in this Agreement.  Further, MFS shall deliver to SELLER within the same twenty (20) business day time frame a written report detailing each addition, deduction, off set or adjustment to each such monthly pooled Reserve Amount  SELLER acknowledges and agrees that MFS shall retain the Reserve Account in MFS's sole possession and control in accordance with this Section 3; provided, however, MFS shall pay to SELLER the Reserve Rebate calculated as set forth on Schedule "A"; provided, however that the Minimum Reserve (as determined in accordance with Schedule “A”) will always be kept in the Reserve Account.  Except with respect to the Reserve Rebates paid to SELLER from time to time pursuant to this Agreement, the Reserve Account shall be held and maintained by MFS until the later of the date on which (i) all sums due to MFS by SELLER pursuant to this Agreement have been paid in full, (ii) this Agreement has been terminated and (iii) MFS no longer has any contingent liability to return any amounts which it may have received pursuant to any Purchased Contract under applicable laws. Notwithstanding the aforementioned, MFS acknowledges SELLERS ownership of the Reserve Amount and the Reserve Account.

4.

REPRESENTATIONS AND WARRANTIES.

(a)

SELLER hereby represents, warrants and covenants to MFS, its successors and assigns, as of the date hereof and as of the date of submission of each Contract Documentation and Assignment in respect of each Contract submitted by SELLER to and purchased by MFS, that:

(1)

If a corporation, partnership or limited liability company, SELLER is duly organized and validly existing and in good standing in the state or its incorporation as such, and has full power to carry on its business as it is presently conducted including, without limitation, the sale of the Contracts, to enter into this Agreement and to carry out the transactions contemplated hereby;

(2)

The execution and delivery of this Agreement, the assignment of the Purchased Contracts to MFS, and the performance by SELLER of the transactions contemplated hereby have been duly authorized by all necessary action, including any action required under SELLER’S governing instruments;

(3)

The execution, delivery and performance of this Agreement and the assignment of the Purchased Contracts to MFS, and the execution of any other instrument related to this Agreement, constitute a legal, valid and binding obligation of SELLER enforceable in accordance with its terms, without any offsets or counterclaims, and no further actions are required for SELLER to enter into this Agreement and such other instruments;

(4)

All of SELLER's business operations are duly licensed and permitted under all federal, state and local laws, rules and regulations of any applicable governmental authority;

(5)

SELLER has duly paid any and all license, franchise, corporation or other taxes, fees, imposts, duties or charges levied, assessed or imposed upon it or upon any of its properties of whatsoever kind or description;

(6)

Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default of any statute, rule or decree of any court, administrative agency or governmental body to which SELLER is or may be subject;

(7)

There are and will be no agreements between SELLER or its agents and any Customer in connection with any Purchased Contract and no express warranties have been or will be made by SELLER or its agents to such Customer, except as set forth in the Contract;

(8)

SELLER and its agents have not participated in and have no knowledge of any fraudulent and/or misleading act in connection with any Contract or with respect to any Customer;

(9)

To SELLER’s knowledge, each Customer is bonafide and has legal capacity to enter into such Contract and the Authentication provided by the named Customer on all shipping documents is genuine;

(10)

If a Contract is in electronic form, (a) SELLER has provided to the Customer all disclosures in such form and manner as may be necessary to create a valid and enforceable electronic contract and (b) the Contract was consummated in accordance with applicable law.

(11)

Each Contract is and shall be valid, genuine and noncancellable, enforceable according to its terms (including, but not limited to, terms related to interest rate or time price differential), and each is in compliance with applicable laws, rules and regulations of any governmental authority whether federal, state, county, municipal or otherwise including, without limitation, usury laws, electronic or digital signature laws, electronic transaction laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the Consumer Credit Protection Act (or parts thereof) and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity, disclosure or repossession laws or regulations applicable with respect to a particular Contract;

(12)

Each Contract is a valid deferred payment obligation for the amount therein set forth and such Contract shall not be subject to any disputes, offsets or counterclaims and the property, goods or services described in the Contract have never been the subject of any other Contract between SELLER and the Customer and the Contract has not been rescinded by SELLER or Customer for any reason whatsoever, SELLER is not in breach under any material obligation to any Customer under any Contract, and has no actual knowledge of any personal defenses that the Customer could raise against the enforcement of the terms of any Contract; SELLER has no actual knowledge of any facts which may result in the uncollectability or unenforecability of any Contract;

(13)

All credit or other information reasonably relevant to a credit determination concerning the Customer known to SELLER will have been disclosed to MFS and such credit information and all other information supplied by SELLER in connections with any Contract shall to SELLER’S knowledge be true, complete and correct as of the date submitted;  SELLER has no knowledge of any facts as of the date submitted, which may result in the uncollectability and/or unenforceability of the Contract; SELLER acknowledges that MFS will rely upon information appearing on SELLER's records relating to all Purchased Contracts  and Contracts Documantation, and in light of such acknowledgment, each item of information contained in and appearing on such records to SELLER’S knowledge accurately reflects their true status;

(14)

SELLER owns each Contract purchased by MFS hereunder free and clear of any liens, charges, security interests, encumbrances or other restrictions or transfer which may adversely affect MFS's rights with respect thereto, including without limitation, MFS's rights under this Agreement to be the assignee of all Purchased Contracts and to collect all monies due thereunder, SELLER has the absolute right to sell, assign and transfer the Contracts free and clear of all rights of third parties, and upon assignment MFS will obtain good title to such Purchased Contract free and clear of any liens, charges, encumbrances or other restrictions whatsoever;

(15)

The execution and delivery by SELLER of this Agreement and the assignment of the Purchased Contracts to MFS and the security interests granted to MFS from time to time pursuant to the terms hereof, do not conflict with or constitute a material breach or default with respect to any indenture, loan or credit agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its properties are bound and there are no suits or proceedings pending or, to the knowledge of SELLER, threatened in any court or before any regulatory commission, board or other administrative or governmental agency against or affecting SELLER which could materially impair SELLER's ability to perform its obligations hereunder;

(16)

The financial statements of SELLER delivered to MFS from time to time fairly present the financial position of SELLER as of the date thereof in conformity with reasonable accounting principles consistently applied and the results of operations of SELLER for the periods covered thereby and do not, as of the date thereof, include any material misstatement or omit to state any material liability, absolute or contingent, and since the date of the latest such financial statements, there has been no Material Adverse Change in the Financial Condition of SELLER;

(17)

There is no litigation or other proceeding pending, or to the best of SELLER's knowledge, threatened against SELLER that would affect SELLER'S ability to perform each and every of its obligations under this Agreement or any agreement or instrument related hereto;

(18)

SELLER has delivered to Customer all products and services required to be delivered and/or performed in accordance with the Contract; and

(19)

No false, fraudulent or misleading representations were made nor were unfair or deceptive trade practices engaged in by SELLER with respect to the Customer or the Contract and no statements, promises or representations about the payment terms under the Contract, except as stated in writing in the Contract.

(20)

There has been no material change or transfer of ownership of SELLER by merger, acquisition, consolidation, divestiture, reorganization or sale of substantially all the assets of SELLER absent MFS’s prior written consent, which consent shall not be unreasonably withheld.

5.

SELLER'S REPURCHASE OBLIGATIONS; MFS'S PROTECTION AGAINST LOSSES UPON DEFAULT.

(a)

If (i) SELLER knows or has reason to know that any Purchased Contract is not the bona fide legal obligation of the Customer, or any Authoritative Copy of an electronic Purchased Contract is the subject of fraud, is invalid, or has been tampered with in any way; (ii) any Purchased Contract becomes the subject of an interest rate reduction in accordance with the terms of the Soldier’s and Sailor’s Civil Relief Act; (iii) any of SELLER's representations or warranties contained in this Agreement shall be materially untrue or incorrect; thus impairing MFS’s collection of the Purchase Price in relation to a Purchased Contract (iv) any of SELLER's covenants and agreements contained herein shall be breached by SELLER with respect to any particular Purchased Contract(s) thus impairing MFS’s collection of the Purchase Price in relation to a Purchased Contract and, if capable of being cured, SELLER fails to cure such breach within thirty (30) days after written notice thereof; (v) the Customer does not receive the products and/or services contracted for in the Purchased Contract; (vi) the Customer cancels the Purchased Contract pursuant to the terms of such Purchased Contract; SELLER unconditionally agrees that it will, within thirty (30) days after MFS's written notice and demand to SELLER, either (x) repurchase the Purchased Contract(s) affected by such breach for a price equal to the Repurchase Price; or (y) replace the Purchased Contract affected by such breach by assigning to MFS all of its right, title and interest in and to Contract(s) owned by SELLER with a principal balance(s) equal to or greater than (with settlement of any differences paid to SELLER) the Repurchase Price, which substituted Contracts shall be subject to review and approval of MFS in its sole discretion.  In such event, MFS agrees to reassign the applicable Purchased Contract to SELLER, AS IS, WHERE IS, WITHOUT RECOURSE OR WARRANTY OF ANY KIND (except that MFS shall represent and warrant that the Repurchase Price is correct in accordance with this Agreement, that it owns the applicable Purchased Contract and it has not transferred it to a third party).

(b)

WITHDRAWALS FROM RESERVE ACCOUNT.  If (i) any installment on a Purchase Contract becomes due and remains unpaid for more than sixty (60) days; (ii) if a Customer becomes insolvent or makes an assignment for the benefit of creditors, or (iii) if a petition for a receiver or a bankruptcy is filed by or against any Customer (each, a "Defaulted Contract" and collectively, the "Defaulted Contracts"), then in any of such events MFS shall be entitled to deduct an amount equal to the Repurchase Price applicable to each such Defaulted Contract from the Reserve Account.

6.

SECURITY AGREEMENT IN COLLATERAL ..

To secure the accuracy and full performance of each of SELLER's representations, warranties, covenants and obligations hereunder, SELLER hereby grants to MFS a first priority security interest (the "Security Interest") in all of SELLER's rights, titles and interest in and to (i) all of the Purchased Contracts, (ii) all amounts held in the Reserve Account, (iii) and all proceeds of the foregoing ..  The Purchased Contracts, the Reserve Account and all proceeds of the foregoing are sometimes hereinafter collectively referred to as the "Collateral."  SELLER shall execute and deliver to MFS one or more original Uniform Commercial Code financing statements describing the Collateral executed by SELLER in a form prepared by MFS to be filed in all offices where appropriate as may be necessary or advisable to perfect SELLER's security interest in the Collateral; provided, however, to perfect MFS's security interest in the Reserve Account, MFS shall remain in possession thereof.  The transactions contemplated hereby are a full and absolute sale of the Purchased Contracts, subject to the conditions herein, and except for the Reserve Rebate, no obligations and/or rights of SELLER hereunder shall in any way be construed to imply or grant SELLER any direct or indirect ownership interest and/or legal or equitable title in and/or to the Purchased Contracts.

7.        RIGHT OF OFFSET.    MFS has the right, with 30 day notice to SELLER, to offset amounts owed by SELLER to MFS hereunder against amounts held by MFS in the Reserve Account.  Without limiting the generality of the foregoing, if SELLER is obligated to repurchase a Purchased Contract for any reason and does not provide MFS with cash or an acceptable replacement Contract within thirty (30) days following notice by MFS to SELLER of the Customer's default, then MFS has the right, with notice to SELLER to offset amounts owed by SELLER to MFS hereunder against (i) amounts held by MFS in the Reserve Account, (ii) the Reserve Rebate,  and/or (iii) any

other amounts payable by MFS to SELLER.  Nothing herein shall require MFS to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Purchased Contract, or to first foreclose, exhaust or otherwise proceed against any collateral or security which may be given in connection with the Purchase Contract, if any, provided however, MFS shall make commercially reasonable efforts to collect all defaulted Contracts for a period of not less than sixty (60) days prior to offsetting any amounts from the Reserve Account, any Reserve Rebate, the Purchase Price of any Purchased Contract, or any other amounts due to SELLER from MFS.  Such commercially reasonable collection efforts, subject to applicable laws and restrictions, shall consist of at least one (1) written attempts and at least four (4) telephonic attempts to the Customer to collect the outstanding Purchase Price associated with a Defaulted Contract. .

8.        RIGHT TO INSPECT.  MFS (through any of its officers, employees, or agents) shall have the right from time to time hereafter at its sole cost and expense upon not less than 48 hours notice and during normal business hours, to audit and inspect books and to check, test and appraise the Collateral

9.       INDEMNIFICATION.  SELLER and MFS each hereby agree to defend, indemnify and hold harmless each other, and the other party's affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, including without limitation reasonable attorneys' fees and costs arising out of or in connection with any breach by the indemnifying party of its representations, warranties, covenants or obligations hereunder other than the nonpayment of the Purchase Price associated with a Purchased Contract absent fraud.  Further, SELLER hereby agrees to defend, indemnify and hold harmless MFS, and its affiliates, subsidiaries, employees, officers, directors, shareholders, attorneys and agents, from and against any and all losses, claims, liabilities, demands and expenses whatsoever, in contract or tort, including without limitation reasonable attorneys' fees and costs arising out of the manufacture or malfunction of any of the products relating to any Purchase Contract, (including, without limitation, latent and other defects in any product, whether or not discoverable by MFS or the Customer). SELLER shall, upon request, immediately defend any and all actions based on, or arising out of, any of the foregoing.  All indemnities and obligations contained herein shall survive the expiration or termination of the Agreement and the expiration or termination of any Purchased Contract.

10.    COVENANTS OF SELLER.  During the Term hereof, SELLER agrees to:  (a) cooperate with MFS in giving notice to the Customer of the assignment of the Purchased Contract; (b) comply with all of SELLER's representations, warranties and other statutory and contractual obligations to the Customer; (c) in the event SELLER receives any payment on a Purchased Contract, SELLER shall promptly forward such payment to MFS and SELLER hereby irrevocably appoints MFS its attorney-in-fact to act in its name and stead in regard of the Purchased Contracts, including without limitation, the right to endorse or sign SELLER's name on all checks, collections, receipts or other documents with regard to the Purchased Contracts, as MFS deems necessary or appropriate to protect MFS's right, title and interest in and to the Purchased Contract and any security intended to be afforded thereby, (e) give MFS written notice of any Default SELLER becomes aware of or any claim which might adversely affect the rights of MFS hereunder; (f) conduct its business in accordance with sound business practices and standards and perform and fulfill all obligations to Customers under Purchased Contracts and related marketing materials, brochures and/or agreements delivered to Customers; (g) maintain all licenses and authorizations required by all applicable regulatory authorities; (h) secure, maintain and provide evidence of liability insurance in amounts as may be required by MFS; and (i) not extend the term of the Purchased Contract beyond six (6) months.

11.     DEFAULT AND REMEDIES.  Upon the occurrence of a Default by or with respect to SELLER, MFS may exercise any or all of the following remedies in addition to any other remedies available to MFS under applicable law:  (a) declare all amounts payable hereunder to MFS to be immediately due and payable (including the Servicing Fees and any amounts due with respect to the repurchase of Purchased Contracts) and withdraw and offset such amount from and against the Reserve Account, the Collected Funds and/or any other amounts due to SELLER hereunder; (b) terminate this Agreement; or (c) exercise all remedies provided to a secured party by this Agreement and/or by the Uniform Commercial Code in effect from time to time or any other applicable law, including, without limitation, the right to take possession of any Collateral.

12.     ORIGINATION FEE.  A one-time Origination Fee of $500.00, as set forth on Schedule "A", must accompany the application for financing the SELLER’S Contracts.  This fee covers the credit check of the SELLER and to perfect MFS interest in the Purchased Contracts, with the filing of a UCC-1.

13.     MISCELLANEOUS.

(a)

MFS and SELLER acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons.  There shall be no restriction on MFS's or SELLER's independent business judgment, including, but not limited to, decisions regarding selection of a Customer, pricing, market decisions or credit decisions hereunder.

(b)

The provisions of this Agreement and the representations, rights and obligations of the parties hereto shall survive the execution and delivery hereof, and except as they relate to the purchase of additional Contracts, shall survive the termination of this Agreement.

(c)

Any notice required to be given hereunder shall be delivered personally, shall be sent by first class mail, postage prepaid, return receipt requested, by overnight courier, or by facsimile, to the respective parties at the addresses given in the preamble of this Agreement, which addresses may be changed by the parties by notice conforming to the requirements of this Agreement.  Any such notice deposited in the mail shall be conclusively deemed delivered to and received by the addressee four (4) days after deposit in the mail, if all of the foregoing conditions of notice shall have been satisfied.  All facsimile communications shall be deemed delivered and received on the date of the facsimile, if (1) the transmittal form showing a successful transmittal is retained by the sender, and (b) the facsimile communication is followed by mailing a copy thereof to the addressee of the facsimile in accordance with this paragraph.  Any communication sent by overnight courier shall be deemed delivered on the earlier of proof of actual receipt or the first day upon which the overnight courier will guarantee delivery.

(d)

The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the internal laws of the State of California as applied to contracts between California residents entered into and to be performed wholly within California.  SELLER hereby consents to the jurisdiction of any local, state or federal court located within the County of San Diego, State of California; provided, however, nothing contained herein shall preclude MFS from commencing any action hereunder in any court having jurisdiction thereof.

(e)

If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

(f)

This Agreement together with all schedules and exhibits attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same.  All prior or contemporaneous agreements, understandings, representation, warranties and statements, oral or written, relating to the subject matter hereof are superseded and are null and void. The terms hereof may not be terminated, amended, supplemented or modified orally, but only by an instrument duly executed by each of the parties hereto.  The recitals set forth above are incorporated herein by this reference.

(g)

This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(h)

In the event there is any conflict between this Agreement and any ancillary agreements with respect to any Contract, the terms and conditions of this Agreement shall control.

(i)

If either party commences legal proceedings for any relief against the other party arising out this Agreement, the losing party shall pay the prevailing parties legal costs and expenses, including without limitation, reasonable attorney's fees.

(j)

This Agreement may be executed in one or more identical counterparts, all of which shall together constitute one and the same instrument when each party has signed one counterpart.  To the extent permitted by applicable law, this Agreement may be executed by facsimile, with original signatures to immediately follow by overnight courier.

(k)

Additional terms of this Agreement, all of which are hereby incorporated herein by this reference, are set forth in the following schedules, addenda, exhibits or riders attached hereto:  Schedule A, Exhibit A and Exhibit B

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives on the date first above written.

SELLER:	MFS:
MFC DEVELOPMENT CORP, INC	MONTEREY FINANCIAL SERVICES, INC.
A Delaware Limited Liability Company	A California Corporation

By:		By:

Print:		Print:	Robert C. Steinke

Title:	President	Title:	President

Date:		Date:

Federal Tax I.D.#

SCHEDULE "A"

TO RECEIVABLES PURCHASE AGREEMENT

DATED OCTOBER __, 2006

BETWEEN MONTEREY FINANCIAL SERVICES, INC.

AND

MFC DEVELOPMENT CORPORATION,INC.

DESCRIPTION OF SELLERS SERVICES/PRODUCTS:

PURCHASE PRICE.

The Purchase Price of a Purchased Contract shall be a percentage of the total balance, excluding any interest charges owed by the Customer (the “Contract Balance”) named therein calculated as follows:

a.

Ninety-two percent (92%) of the Contract Balance for Purchased Contracts payable in zero (0) months to three (3) months from the date of assignment to MFS;

b.

Ninety-one percent (91%) of the Contract Balance for Purchased Contracts payable in four (4) months from the date of assignment to MFS;

c.

Ninety percent (90%) of the Contract Balance for Purchased Contracts payable in five (5) months from the date of assignment to MFS; and

STIPULATIONS.

1) SELLER must send a MFS approved letter to each Purchased Contract Customer when the product is shipped to the Consumer. This language shall include payment terms, cancellation and/or return policies and the following: “In the event we are unable to collect all or any portion of any payment billed to your credit card, you will be charged a fee in an amount determined by applicable state law.”

2) The first Consumer payment made directly to MFS, as a result of the purchase of a Contract must be processed cleanly in order for the Contract to be considered a valid purchase.  Any Purchased Contracts, wherein the first charge processed by MFS is not paid within sixty (60) days, will be considered canceled and then replaced by the SELLER.

3) All Purchased Contracts canceled by SELLER for any reason, must be bought back by SELLER or replaced.

4) Any Purchased Contracts that result in a credit card chargeback by the Customer, must be bought back by SELLER or replaced.

ADJUSTMENT TO

PURCHASE PRICE.

The applicable Purchase Price percentages may be adjusted inversely either up or down on the date of purchase of a Contract by an amount equal to one-half (1/2) of the change in the Prime Rate from the first day of each calendar month if the Prime Rate (as defined below) is above seven percent (7%).  However, in no case will the adjustment be made while the Prime Rate is below seven percent (7%).  For the purpose of this Agreement, the "Prime Rate" means the highest rate of interest announced by the main branch of the Union Bank, San Diego, California as its "prime" or "reference" rate for commercial loans of short term maturities in effect as of the commencement of business on the first business day of each calendar month throughout the term of this Agreement.  On the date of this Agreement, the "Prime Rate" is seven and three quarters percent (7.75%).

RESERVE AMOUNT.

Purchased Contracts shall be purchased by MFS withholding from the Purchase Price a Reserve Amount equal to fifteen percent (15%) of the principal balance of each Purchased Contract payable in zero (0) months to five (5) months for Customers with acceptable credit as determined by MFS in its sole discretion.

RESERVE REBATE.

The "Reserve Rebate" means all amounts, if any, held in the Reserve Account on the 1st of each calendar month, in excess of the Minimum Reserve plus the percentage of delinquent Purchased Contracts (delinquent Purchased Contracts defined as more than 60 days past due) in relation to all Purchased Accounts.  Discontinuance of new business can temporarily halt Reserve Rebates.  The Minimum Reserve shall be equal to the total of fifteen percent (15%) of the outstanding Purchase Price with respect to Purchased Contracts that are payable in zero (0) months to five (5) months on such date.

The following fees are for additional services upon your request:

SERVICE	COST
Courier	Actual plus $3.00
Special programming	$125.00/hour
Wire transfers	$18.00/transfer
Credit card fees	Actual per item
Labels	Actual per label
Special notes	Actual per mail
Special projects	Per quote
Lock Box Fees	Actual cost

PRIVACY POLICY.

Please be advised that the Federal Trade Commission recently passed the Privacy of Consumer Financial Information Act known as the Gramm-Leach-Bliley Act.  Basically the act states that on or before July 1, 2001 all businesses must provide to each customer notices setting forth its privacy policies.  This notice must then be sent initially to all new customers after July 1, 2001 and then annually to all customers.  We can supply you with a copy of the act if you wish.

MFS must send these notices to all of its customers in which it owns the retail installment contract.  All servicing and collection agency clients of MFS must send this notice to all their customers.

Enclosed is a sample of the notice MFS will be using (Sample “A”).  We strongly recommend you review the act and MFS’s notice (if you plan to have MFS send the notice for you) withyour attorney to ensure you will comply with the new act.

     _____Yes, I would like MFS to send the Privacy Policy letter to each of my consumers for a fee of one dollar and seventy-five cents ($1.75) per account.  (See attached Sample “A”).

     _____No, I would not like MFS to send the Privacy Policy letter to each of my consumers.

CHARGEBACK FEE.

MFS shall be entitled to a processing fee for any credit card chargeback due to Consumer disputes (presently $15.00).

REPURCHASE FEE.

The Repurchase Fee for each Repurchased Contract shall be ten dollars ($10.00)

TERM.

The Term of this Agreement is a period of one (1) year following the date hereof and shall automatically renew for up to two (2) consecutive additional one year periods thereafter, unless sooner terminated as follows:

a.

Upon the bankruptcy, the winding up or dissolution of either party this Agreement shall be terminated effective upon the filing of such bankruptcy or the effective date of the winding up or dissolution of such party, as applicable;

b.

At any time, upon the written agreement of the parties hereto this Agreement may be terminated in accordance with the terms of such agreement;

c.

Upon prior written notice delivered by one party to the other party setting forth its desire to terminate the Agreement in thirty (30) days; or.

d.

If either party determines in good faith, that there has been a material adverse change in the business or financial condition of the other party or that the prospect of the other party’s performance pursuant to the terms of this Agreement has been impaired for any reason, either party may terminate this Agreement effective immediately upon giving written notice of such termination to the other party.

Notwithstanding the termination of this Agreement due to expiration of its Term, SELLER's obligations to MFS shall continue and MFS shall be entitled to collect all outstanding payments under all Purchased Contracts until they have been paid in full.

ORIGINATION FEE.

The non-refundable Origination Fee shall be a one time five hundred dollars ($500.00).

NSF FEES.

AGENT shall collect and retain allowable fees associated with the return of a dishonored check, negotiable order of withdrawal, or share draft issued in connection with this Agreement.

Initials:      __________SELLER             __________MFS

EXHIBIT B

FORM OF IRREVOCABLE ASSIGNMENT

FOR VALUE RECEIVED, the undersigned MFC DEVELOPMENT CORPORATION, INC., a Delaware Limited Liability Company (the "Assignor") hereby sells, assigns and transfers unto MONTEREY FINANCIAL SERVICES, INC., (MFS) a California corporation ("Assignee"), its successors and assigns, all of Assignor's right, title and interest in and to the contracts, membership agreements, instruments and accounts receivable (each, a "Contract" and collectively, the "Contracts") described on the attached Annex A, together with the property described therein, if any, and all rights and remedies thereunder, including all payment rights, guaranties thereof or collateral security therefore, without recourse or warranty except as provided herein.  Assignor authorizes Assignee to collect any and all installments and payments due on each Contract and to take action thereunder which Assignor might otherwise take with respect to each Contract.  This Assignment is being delivered pursuant to and upon all of the representations, warranties, covenants and agreements on the part of the undersigned Assignor contained in that certain Receivables Purchase Agreement, dated as of July __, 2006 (the "Agreement") between Assignor and Assignee, which Agreement contains certain representations, warranties and covenants from Assignor to Assignee, including, without limitation, certain obligations on behalf of the Assignor to repurchase the Contracts or to replace the Contracts upon the terms and conditions set forth therein.  This Assignment shall be governed by and interpreted in accordance with the terms of the Agreement and the laws of the State of California.  Capitalized terms used herein, which are not defined herein, shall have the meanings set forth in the Agreement.

Assignee may, without notice to Assignor, enter into any  commercially reasonable settlement, forbearance or other  commercially reasonable variation in terms in connection with any Contract purchased by Assignee, without affecting Assignor's liability hereunder, except that any settlement, forbearance, or other variation by Assignee or its assigns shall not cause Assignor's Repurchase Price to be greater than it would have been in the absence of the settlement, forbearance, or other variation. Assignee's failure or delay in enforcing any right hereunder does not constitute a waiver of that right.  Assignor shall not make any collections or repossessions with respect to the Contracts absent a reassignment of the Purchased Contract to Assignor by Assignee.

Assignor hereby certifies on and as of the date hereof (a) that each and every representation and warranty of the undersigned contained in the Agreement is true and correct on and as of the date hereof in all material respects with the same force and effect as if originally expressed on and as of the date hereof and (b) that each of the conditions set forth in the Agreement with respect to the purchase of the Contracts hereunder has been fulfilled or waived on the date hereof.

Assignor does not delegate and Assignee shall not be required to assume any of the duties, responsibilities, liabilities or obligations of Assignor under any Contract assigned hereunder and Assignor shall remain liable therefore notwithstanding the assignment contained herein.

IN WITNESS WHEREOF, the undersigned has executed this Form Of Irrevocable Assignment to be duly executed this _______ day of ____________________, 2006.

MFC Development Corporation, Inc.

By: ________________________________

Print:_______________________________

Title: _______________________________

Your Company Name Here_________________________________________________________________

Address

________________________________________________________________________________

Telephone: ________________          FAX: __________________

Privacy Policy

A new federal law requires consumer finance companies to inform their customers how they use and protect customer information.  Accordingly, (Your Company Name Here) is sending you this Privacy Policy.  This Privacy Policy describes the personal customer information we collect, whom we share such information with and the circumstances under which we share it, and how we protect such information.

Please read this Privacy Policy carefully.  This Privacy Policy applies to all personally identifiable financial and other information about you that we now have in our possession or that we obtain in the future.  We provide our Privacy Policy to our customers when they become our customers and annually after that.  We hope that this Privacy Policy will help you understand how we keep your personal information private and secure while using it to serve you better.

I. Personal Information Collected

In order to provide you with the consistent quality financial services that you desire and to manage our business, it is important that we collect and maintain accurate personal information about you.  We obtain this information from (1) applications and other forms you fill out and submit to us, (2) consumer credit bureaus, and/or (3) a retailer or a party who originally provided you with credit if we purchased your account from such retailer or other party.  For example, we may obtain the following information from the applications and other forms that you have filled out and submitted to us or to a retailer or other party who originally provided you with credit if we purchased your account from such retailer or other party: your name, date of birth, address, social security number, marital status and income.  As another example, in evaluating whether to extend your credit, we may have requested consumer credit bureaus to provide us with information regarding the balances of your loans and your payment history with other lenders.

II. Sharing of Personal Information

Our policy is to limit the sharing of your personal information with others.  We do not share your personal information with others except (1) as necessary to service and update your account, (2) with consumer credit bureaus as permitted by federal law, such as the reporting of account activity, and (3) as otherwise permitted or required by law, such as to protect against fraud or to respond to a subpoena.  We do not share your personal information with others for any other purpose.

III. Protection of Personal Information

We maintain physical, electronic and procedural safeguards to protect the confidentiality of your personal information from unauthorized access or alteration, and we regularly review such safeguards to ensure their effectiveness.  For example, we control access to your personal information by restricting access to our employees who need it in order to perform their duties in servicing your account and who are trained in the proper handling of such information.  Employees who violate our policies and procedures regarding privacy are subject to disciplinary action.

Sincerely,